Exhibit B-1(a)

                                                           [EXECUTION COPY]

                               SECOND AMENDMENT TO THE
                                   CREDIT AGREEMENT

                            Dated as of October 24th, 1995

               This SECOND AMENDMENT (the "Amendment") is made by and among GENERAL PUBLIC UTILITIES CORPORATION, a Pennsylvania corporation ("GPU"), JERSEY CENTRAL POWER & LIGHT COMPANY, a New Jersey corporation ("JC"), METROPOLITAN EDISON COMPANY, a Pennsylvania corporation ("ME"), and PENNSYLVANIA ELECTRIC COMPANY, a Pennsylvania corporation ("PE") (GPU, JC, ME and PE each being individually a "Borrower" and being, collectively, the "Borrowers"), the banks listed on the signature pages of this Amendment (the "Banks"), CHEMICAL BANK and CITIBANK, N.A., as co-agents for the Banks (the "Co-Agents"), and CHEMICAL BANK, as administrative agent for the Banks (the "Administrative Agent").

                               PRELIMINARY STATEMENTS:

               (1) The Borrowers, the Co-Agents, the Banks and the Administrative Agent have entered into a Credit Agreement, dated as of March 19, 1992, as amended by the First Amendment to the Credit Agreement, dated as of November 1, 1994 (such Credit Agreement, as so amended, hereinafter referred to as the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned such terms in the Credit Agreement.

               (2) The Borrowers have requested that the Banks agree to further amend the Credit Agreement to (i) increase the amount of unsecured Debt GPU may incur from $125,000,000 to $225,000,000 at any one time outstanding under Section 5.02(b)(xi) and (ii) increase the amount of permitted guaranties by GPU of obligations of any Subsidiary of GPU from $175,000,000 to $375,000,000 at any one time outstanding under Section 5.02(c)(viii).

               (3) The Banks, on the terms and conditions hereinafter set forth, are willing to grant the request of the Borrowers.

               NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to amend the Credit Agreement pursuant to the terms below, the parties hereto agree as follows:

               SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

               (a) Section 5.02(b)(xi) is amended in full to read as follows:

                        (xi) any other unsecured Debt not to exceed, in the
                    case of GPU, the aggregate amount of $225,000,000 at any one time outstanding and, in the case of each of





                    JC, PE and ME, the aggregate amount of $200,000,000 at any one time outstanding.

               (b) Section 5.02(c)(viii) is amended in full to read as follows:

                        (viii) guaranties  by  GPU of  obligations  of  any
                    Subsidiary of GPU (only for so long as such Person is a Subsidiary of GPU), not to exceed the aggregate amount of $375,000,000 at any one time outstanding.

               SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Administrative Agent shall have received (a) counterparts of this Amendment executed by the Borrowers and all of the Banks, and (b) all of the following documents, in form and substance satisfactory to the Co-Agents, each (unless otherwise indicated) being dated the date of receipt thereof by the Administrative Agent (which date shall be the same for all such documents) in sufficient copies for each
          Bank:

                        (i) A certificate of the Chief Financial Officer of each Borrower certifying that any and all necessary corporate action and governmental approvals, including, without limitation, appropriate orders of the SEC under the Utility Act and of the PaPUC, with respect to the execution, delivery and performance by each Borrower of the Credit Agreement, as amended hereby, and this Amendment, have been obtained.

                        (ii) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (A) the names and true signatures of the officers of such Borrower authorized to sign this Amendment and (B) that the Articles of Incorporation of such Borrower, and all amendments thereto, and the Bylaws of such Borrower have not been amended or otherwise modified since November 1, 1994, in each case as in effect on such date, except as may be set forth in such certificate.

               SECTION 3. Representations and Warranties of the Borrower. Each Borrower represents and warrants with respect to itself as follows:

                    (a) The representations and warranties of such Borrower contained in Section 4.01 of the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of such date.

                    (b) The execution, delivery and performance by the Borrowers of this Amendment is within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's charter or by-laws or (ii) law or any material contractual restriction binding on or affecting such Borrower, and do not result in or require the creation of any Lien upon or with respect to any of its properties.





                    (c) No authorization or approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Amendment or the Credit Agreement, as amended hereby, except for (i) in the case of each Borrower, an appropriate order of the SEC under the Utility Act and (ii) in the case of each of ME and PE, an appropriate order or orders of the PaPUC, each of which orders has been duly obtained, is in full force and effect and is sufficient for its purpose; provided, however, that the Borrowers are required to obtain an additional order of the SEC under the Utility Act in order to obtain any Borrowing after December 31, 1997, and GPU is required to obtain an additional order of the SEC under the Utility Act in order for GPU to obtain Borrowings hereunder in
          excess   of  $200,000,000  in  the  aggregate  at  any  one  time
          outstanding.

                    (d) This Amendment and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms; provided, however, that the Borrowers are required to obtain an additional order of the SEC under the Utility Act in order to obtain any Borrowing after December 31, 1997, and GPU is required to obtain an additional order of the SEC under the Utility Act in order for GPU to obtain Borrowings hereunder in excess of $200,000,000 in the aggregate at any one time outstanding.

                    (e) There is no pending or, to the knowledge of such Borrower, threatened action or proceeding affecting such Borrower before any court, governmental agency or arbitrator, which could reasonably be expected to materially adversely affect the ability of such Borrower to perform its obligations under this Amendment or the Credit Agreement, as amended by this Amendment.

                    (f) No event has occurred and is continuing that constitutes an Unmatured Default or an Event of Default.

               SECTION 4. Reference to and Effect on the Credit Agreement.

                    (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                    (b) Except as specifically amended above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                    (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks, the Co-Agents or the Administrative Agent under the Credit Agreement and the Notes, nor constitute a waiver of any provision of the Credit Agreement.





               SECTION 5. Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of King & Spalding, special counsel for the Co-Agents with respect thereto and with respect to advising the Co-Agents and the Administrative Agent as to their respective rights and responsibilities hereunder and under the Credit Agreement, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Co-Agents, the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to, or resulting from, any delay in paying or omission to pay such taxes.

               SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

               SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.





                                                              Amendment S-l


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        GENERAL PUBLIC UTILITIES
                                          CORPORATION




                                     By:_____________________________________
                                        Name: T.G. Howson
                                        Title:  Vice President & Treasurer



                                        JERSEY CENTRAL POWER & LIGHT
                                          COMPANY



                                     By:_____________________________________
                                        Name: T.G. Howson
                                        Title:  Vice President & Treasurer


                                        METROPOLITAN EDISON COMPANY



                                     By:_____________________________________
                                        Name: T.G. Howson
                                        Title:  Vice President & Treasurer


                                        PENNSYLVANIA  ELECTRIC  COMPANY



                                     By:_____________________________________
                                        Name: T.G. Howson
                                        Title:  Vice President & Treasurer